Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of InfoSearch Media, Inc. (the "Registrant") of our report dated March 11, 2005, with respect to the December 31, 2004 financial statements of the Registrant included in the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 filed with the Securities and Exchange Commission on March 23, 2006.

/s/ Sherb & Co., LLP
New York, New York
December 12, 2006